UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 14, 2010

FUELSTREAM, INC.
(Exact  Name of Registrant as Specified in Charter)

Delaware	333-14477	87-0561426
(State of Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

10757 South River Front Parkway, Ste 125 South Jordan, Utah	84095
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (801) 816-2510

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement

   On August 31, 2010, Fuel Stream, Inc. (“FLST” or the “Company”) entered into a Joint Venture Agreement (“Agreement”) with International Capital Partners, LLC, a Delaware limited liability company and Joeseph F. Maida, Inc., a corporation incorporated in Florida ( “IJ”).  The purpose of the Agreement is for the purchase and resale of certain commodity products on terms to be mutually agreed upon by the Parties as set forth in the Agreement.  Both parties shall share the profit realized from this Agreement after netting out any mutually agreed costs and expenses, with FLST receiving 60% and IJ receiving 40%.

Item 5.02 Election of Directors; Appointment of Certain Officers

    On September 16, 2010, David Zirulnikoff was appointed as a member of the Company’s board of directors.   A summary of Mr. Zirulnikoff’s background and experience is as follows:

    David Zirulnikoff, age 36, is a member of the Company’s board of directors. He is currently responsible for managing the Company’s project development and trade desk operations, screening, sourcing and structuring new product-supply relations and contracts.  Prior to joining the Company, from December 2003 to September 2008, Mr. Zirulnikoff owned and managed Bransteff Corporation which dealt in mergers, acquisitions and commodities.  In September 2008 it then merged into Turnmile America, LLC where he also worked in mergers, acquisitions and commodities and was responsible for listing Turnmile America with a fortune 50 commodity trading-brokerage company.

Item 9.01 Financial Statements and Exhibits

       (d) Exhibits.

       The following document is being filed herewith by the Company as an exhibit to this Current Report on Form 8-K:

      10.1 Joint Venture Agreement dated August 31, 2010 between the Registrant, International Capital Partners, LLC, and Joeseph F. Maida, Inc.*

*  Filed herewith

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELSTREAM, INC.

Date: September 16, 2010	By:	/s/ Mark Klok
Mark Klok
Chief Executive Officer